UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)
     Registrant’s telephone number, including area code      (416) 203-3898
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On May 16, 2006, as previously reported on the Current Report on Form 8-K filed by Cott Corporation (the “Company”) on May 18, 2006 (the “Prior Form 8-K”), Brent Willis became the Company’s President and Chief Executive Officer and a member of its Board of Directors. In the Prior Form 8-K, the Company disclosed that Mr. Willis was employed pursuant to the terms of an offer letter dated May 13, 2006 (the “Offer Letter”) and that an employment agreement was being negotiated and finalized. Subsequently, on June 21, 2006, the Company and Mr. Willis executed an employment agreement (the “Employment Agreement”) effective as of May 16, 2006.
     The Employment Agreement has an indefinite term and can be terminated by either party upon 30 days notice to the other. The material terms of the Employment Agreement were previously disclosed in the discussion of the Offer Letter included in Item 5.02 of the Prior 8-K, which discussion is hereby incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: June 27, 2006	By:	/s/ P. Edmund O’Keeffe
P. Edmund O’Keeffe
Vice President, Investor Relations & Corporate Development